                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]                    [ ] Confidential, for Use of the
Filed by Party other than Registrant       [ ] Commission Only (as permitted by
Check the appropriate box:                     Rule 14a-6(e)(2))
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-12

                             J.D. EDWARDS & COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check Appropriate Box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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

                                [JDEdwards LOGO]

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                           WEDNESDAY, MARCH 24, 1999
                                   10:00 A.M.

Dear J.D. Edwards Stockholder:

     On Wednesday, March 24, 1999, J.D. Edwards & Company ("J.D. Edwards or the Company") will hold its 1999 Annual Meeting of Stockholders at its World Headquarters at One Technology Way, Denver, Colorado 80237. The meeting will begin at 10:00 a.m., local time.

     Only stockholders of record who owned shares of J.D. Edwards' common stock at the close of business on January 25, 1999 may vote at this meeting or any adjournments that may take place. The purposes of the meeting are to:

          1. Elect three Class II directors for a term of three years;

          2. Ratify the appointment of PricewaterhouseCoopers LLP as J.D. Edwards' independent auditors for the 1999 fiscal year; and

          3. Transact such other business as may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO PROPOSALS DISCUSSED IN THIS PROXY STATEMENT.

     At the meeting we will also report on J.D. Edwards' 1998 business results and other matters of interest to stockholders.

     Your vote is important to us. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

     We look forward to seeing you at the meeting.

                                           By Order of the Board of Directors

                                           /s/ RICHARD G. SNOW, JR.
                                                   Richard G. Snow, Jr.
                                            Vice President, General Counsel and
                                                         Secretary
                                                     February 8, 1999

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Questions and Answers.......................................      1
Proposals...................................................      3
Information About Nominees and Other Directors..............      4
Board and Committee Meetings................................      6
Directors' Compensation.....................................      7
Beneficial Owners and Management's Ownership of J.D. Edwards
  Stock.....................................................      8
Executive Compensation Report...............................     10
Compensation Committee Interlocks and Insider
  Participation.............................................     11
Compensation of Executive Officers..........................     12
Certain Relationships and Related Transactions..............     14
Section 16(a) Beneficial Ownership Compliance...............     14
Stock Performance Graph.....................................     15
Other Matters...............................................     16

                                       (i)

                             QUESTIONS AND ANSWERS

Q.   WHAT MAY I VOTE ON?

A.   You may vote on the following two matters:
          - the election of the Class II nominees to serve on our Board of Directors; and
          - the approval of the appointment of the independent auditors for fiscal 1999.

     See page 4 for more details.

Q.   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A. The Board recommends a vote for each of the Class II nominees and for the appointment of PricewaterhouseCoopers LLP as J.D. Edwards' independent auditors for fiscal 1999.

Q.   WHO IS ENTITLED TO VOTE?

A. Stockholders of record as of the close of business on January 25, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, 103,517,966 shares of J.D. Edwards' common stock were outstanding.

Q.   HOW MANY VOTES DO I HAVE?

A. You are entitled to one vote for each share of J.D. Edwards' common stock that you own as of January 25, 1999. The proxy card(s) indicate the number of shares of common stock that you own as of the Record Date.

Q.   HOW DO I VOTE?

A. Complete, sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted "FOR" the two proposals.

Q.   WHAT SHARES ARE INCLUDED ON THE PROXY CARD(S)?

A. The shares on your proxy card(s) represent all of your shares of J.D. Edwards' common stock that you owned on the Record Date. If you are an employee of J.D. Edwards, this also includes those shares in your J.D. Edwards Employee Stock Purchase Plan account and shares held in custody for your account by Fidelity Investment, as trustee for the J.D. Edwards & Company Retirement Savings Plan.

Q.   HOW DO I REVOKE MY PROXY?

A.   You have the right to revoke your proxy at any time before the meeting by:
          1. delivering to J.D. Edwards' Corporate Secretary a later dated proxy card;
          2. notifying J.D. Edwards' Corporate Secretary in writing before the meeting; or
          3. by voting in person at the meeting.

     Any written notice or subsequent proxy should be delivered to J.D. Edwards & Company, One Technology Way, Denver, Colorado 80237, Attention:
     Secretary, or hand delivered to the Secretary of the Company before the vote is taken at the meeting.

Q.   WHO WILL COUNT THE VOTE?

A. Representatives of Harris Trust Company, our transfer agent, will count the votes and act as the inspector of election.

Q.   IS MY VOTE CONFIDENTIAL?

A. Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Harris Trust Company and handled in a manner that protects your voting privacy. The transfer agent will not disclose your vote to management unless it is necessary to meet legal requirements. The transfer agent will, however, forward to management any written comments you make on the proxy card or elsewhere without disclosing your name unless it is necessary to meet legal requirements.

Q.   WHAT IS A QUORUM?

A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present at the meeting or represented by proxy.

Q.   WHAT IS THE REQUIRED VOTE TO TAKE ACTION ON THE TWO PROPOSALS?

A. The three Board nominees receiving the highest number of votes cast will be elected. The affirmative vote of a majority of votes cast is required to ratify the appointment of the independent auditors.

Q.   HOW ARE ABSTENTIONS AND BROKER "NON-VOTES" TREATED?

A. Abstaining votes and broker "non-votes" are counted as present for determining whether a quorum is present. Abstaining votes are also deemed to be "votes cast;" however, broker "non-votes" are not deemed to be "votes cast." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or the appointment of the independent auditors and do not have the effect of votes "against" such matters. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote on that item.

Q.   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A. Although we do not know of any business to be considered at the 1999 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the meeting, your signed proxy card gives authority to Richard G. Snow, Jr., Vice President, General Counsel and Secretary, and Stacey L. Bowers, Staff Attorney/Securities Counsel, to vote on such matters at their discretion.

Q.   WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING DUE?

A. All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to J.D. Edwards & Company, One Technology Way, Denver, Colorado 80237, Attention: Secretary by October 11, 1999. Such proposal must comply with Rule 14a-8 of the Securities Exchange Act of 1934.

     Additionally, J.D. Edwards' advance notice bylaw provisions require that any shareholder proposal to be presented from the floor of the 2000 annual meeting must be submitted in writing to J.D. Edwards' Corporate Secretary, at the above address, not less than 60 days prior to the meeting. Such notice must be accompanied by a brief description of the business to be brought before the meeting; the name and address of the shareholder; the class and number of shares held; and any material interest the shareholder has in the business. Proposals may be presented after the J.D. Edwards & Company Board of Directors has determined that it is a proper matter for consideration under our bylaws. In addition to these procedures, a stockholder's notice with regard to nominations for the election of directors must contain specific information concerning such nominees.

Q.   WHO PAYS FOR THE PROXY SOLICITATION COSTS?

A. J.D. Edwards will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, J.D. Edwards' directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. J.D. Edwards will ask banks, brokers, other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. J.D. Edwards will reimburse them for expenses.

                                   PROPOSALS

1. ELECTION OF DIRECTORS

     There are three Class II nominees up for re-election this year. Detailed information on each nominee is provided on pages 4 to 5. One of the three Classes of directors is elected each year and directors serve for three-year terms.

     Three Class II directors are to be elected at this meeting for a three-year period ending in 2002. The Board of Directors has nominated Richard E. Allen, Robert C. Newman and Harry T. Lewis, Jr. for re-election. If any of the nominees are unable or decline to serve as a director at the time of the meeting, the proxies will be voted for a nominee designated by the present Board to fill the vacancy. We are not aware that any nominee will be unable or will decline to serve as a director.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THREE NOMINEES.

2. APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS

     The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent auditors for fiscal 1999 subject to your approval. PwC has served as our independent auditors since May 1995. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of PwC will attend the Annual Meeting to answer appropriate questions. They may also make a statement.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PWC AS INDEPENDENT AUDITORS FOR 1999.

                 INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

     The Board of Directors consists of nine members divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors whose terms expire in 2001, three Class II directors whose terms expire at this Annual Meeting, and three Class III directors whose terms expire in 2000. Each director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directors added to the Board will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

NOMINEES FOR CLASS II DIRECTORS

RICHARD E. ALLEN                            Director since September 1991
Age 41

     Richard E. Allen has been Senior Vice President, Finance and Administration since November 1997 and Chief Financial Officer, Treasurer and Assistant Secretary since January 1990. From January 1990 through October 1997 he was Vice President, Finance and Administration. From August 1985 to September 1994, Mr. Allen served as Controller of the Company and as Secretary from March 1986 to January 1990. Mr. Allen holds a B.S. in business administration from Colorado State University.

HARRY T. LEWIS, JR.                         Director since March 1995
Age 66

     Harry T. Lewis, Jr. has been self-employed as a private investor and financial consultant since April 1988. From January 1981 to March 1988, he was Senior Vice President for Dain Bosworth Incorporated, an investment banking firm. Prior to that, Mr. Lewis was a partner with Boettcher & Company, an investment banking firm. Mr. Lewis has an A.B. from Dartmouth College and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College. He serves as a director of The Berger Mutual Funds.

ROBERT C. NEWMAN                            Director since August 1978
Age 55

     Robert C. Newman is one of the co-founders of the Company. He is currently a professor at the University of Denver and manages private investments through his firm Greenwood Gulch Ventures LLC. From August 1978 until June 1997, he served in a number of management roles with the Company, including Vice President of Complementary Technologies and Managing Director of J.D. Edwards & Company, Ltd. (U.K.). Dr. Newman holds a B.S. in industrial engineering from the University of California, Berkeley, an M.B.A. from the University of California, Los Angeles, and a Ph.D. in management from Golden Gate University.

INCUMBENT CLASS I DIRECTORS

GERALD HARRISON                             Director since January 1997
Age 66

     Gerald Harrison has been engaged in private research and writing since 1984. From 1982 to 1984, he was President and Chief Executive Officer of Stearns-Roger World Corporation, an engineering and construction firm, and for 14 years prior to that, he served in various other positions. Mr. Harrison holds a LL.B. from the University of Colorado School of Law.

DELWIN D. HOCK                              Director since March 1997
Age 64

     Delwin D. Hock has been self-employed as a business consultant and private investor since July 1997. He retired from his positions as Chief Executive Officer of Public Service Company of Colorado, a utility services company, in January 1996 and as Chairman of the Board of Directors in July 1997. From September 1962 to January 1996, Mr. Hock held various management positions with the Public Service Company including

President and Chief Operating Officer, President and Chief Executive Officer, and Chairman, President and Chief Executive Officer. Mr. Hock received his B.S. in accounting from the University of Colorado. He serves as a director of American Century Investors, Rocky Mountain Internet and Hathaway Corporation.

DOUGLAS S. MASSINGILL                       Director since November 1998
Age 41

     Douglas S. Massingill has been President and Chief Executive Officer since November 1998. From March 1997 to October 1998, he was Executive Vice President and Chief Operating Officer. From February 1994 to March 1997, he was Executive Vice President of Worldwide Operations, and from January 1993 to March 1994, Mr. Massingill was Vice President and General Manager of the South Area. He joined the Company in June 1990 as Account Executive for the large Accounts Program. Mr. Massingill holds a B.A. in accounting from Shorter College and an M.B.A. from Georgia Southern University.

INCUMBENT CLASS III DIRECTORS

MICHAEL J. MAPLES                           Director since January 1997
Age 56

     Michael J. Maples is currently retired and operating a ranch. From April 1988 to July 1995, Mr. Maples held various management positions at Microsoft Corporation, most recently as Executive Vice President of the Worldwide Products Group. Prior to that, he served as a Director of Software Strategy for IBM. Mr. Maples holds a B.S. in electrical engineering from Oklahoma University and an M.B.A. from Oklahoma City University. He serves as a director of Lexmark International, Inc. and PSW Technologies.

C. EDWARD MCVANEY                           Director since March 1977
Age 58

     C. Edward McVaney is Chairman of the Board of Directors of the Company, which he co-founded. Mr. McVaney held the positions of President and Chief Executive Officer from the Company's inception in March 1977 to October 1998, except that Mr. McVaney did not act as President of the Company from September 1987 through September 1991. Mr. McVaney holds a B.S. in mechanical engineering from the University of Nebraska and an M.B.A. from Rutgers University.

TRYGVE E. MYHREN                            Director since January 1997
Age 62

     Trygve E. Myhren is currently President of Myhren Media, Inc., which invests in and advises media, telecommunications and consumer products companies. From November 1990 to March 1996, he served as President of The Providence Journal Company, a company that owned and managed newspapers, broadcast television stations, cable television systems, programming networks and interactive and multimedia ventures. During this same time, he was Chief Executive Officer of King Holdings, an owner and manager of broadcast and cable television properties. Mr. Myhren has a B.A. in political science and philosophy from Dartmouth College, and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College. He serves on the boards of Peapod, Ltd., Advanced Marketing Services, Inc., University of Denver, Verio, Inc. and Founders Funds Inc.

     Jack L. Thompson who is one of the co-founders of J.D. Edwards and has been a member of the Board since March 1977 resigned from his Board position in January 1999.

                          BOARD AND COMMITTEE MEETINGS

     The Board of Directors met six times during fiscal 1998. Overall attendance at the Board and committee meetings was 98%. Attendance was at least 90% for each director.

     The Board of Directors has an Audit, Compensation, Finance and Governance Committee. The Board has no nominating committee or committee performing a similar function.

     The Audit Committee reviews and reports to the Board on the quality and performance of both the internal and external accountants and auditors, the reliability of financial information, and the adequacy of financial controls and policies. The committee also initiates and approves changes in any of these areas when necessary.

     The Compensation Committee reviews and reports to the Board on compensation and personnel policies and plans, including management development and succession plans, employee compensation and benefits, and administration of stock plans.

     The Finance Committee reviews J.D. Edwards' capital structure, capital expenditures, financing arrangements, risk management and long range financial planning.

     The Governance Committee acts on behalf of the Board in between Board meetings. The committee then reports any actions taken at the next regular Board meeting. Actions of the committee are generally limited to handling legal formalities and technicalities concerning administrative operations.

     The following table sets forth the members of each committee and the number of meetings held in fiscal 1998:

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                      NAME                          AUDIT     COMPENSATION     FINANCE     GOVERNANCE
------------------------------------------------------------------------------------------------------
 Richard E. Allen                                                                 X            X
------------------------------------------------------------------------------------------------------
 Gerald Harrison                                      X                                        X
------------------------------------------------------------------------------------------------------
 Delwin D. Hock                                       X                                        X
------------------------------------------------------------------------------------------------------
 Harry T. Lewis, Jr.                                  X                           X
------------------------------------------------------------------------------------------------------
 Michael J. Maples                                                 X
------------------------------------------------------------------------------------------------------
 Douglas S. Massingill
------------------------------------------------------------------------------------------------------
 C. Edward McVaney
------------------------------------------------------------------------------------------------------
 Trygve E. Myhren                                                  X              X
------------------------------------------------------------------------------------------------------
 Robert C. Newman                                                                 X            X
------------------------------------------------------------------------------------------------------
 Jack L. Thompson
------------------------------------------------------------------------------------------------------
 NUMBER OF MEETINGS IN FISCAL 1998                    4            6              2            3
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

                            DIRECTORS' COMPENSATION

     J.D. Edwards' compensates each of its directors who are not employees of J.D. Edwards or its subsidiaries as follows:

          - $15,000 per year as an annual retainer;
          - $1,000 for each Board meeting attended; and
          - $1,000 for each committee meeting attended (directors do not receive a fee for a committee meeting attended that is held in conjunction with a Board meeting).

     Additionally, non-employee directors may elect to receive stock options, instead of the cash amounts described above, to purchase shares of J.D. Edwards' common stock having a fair market value of the cash compensation they otherwise would have received. Only one non-employee director in fiscal 1998 elected to receive stock options as compensation. Non-employee directors are also reimbursed for expenses incurred in attending meetings. J.D. Edwards does not compensate directors who are employees of J.D. Edwards or its subsidiaries.

     J.D. Edwards' also grants non-employee directors non-qualified stock options to purchase 35,000 shares of J.D. Edwards common stock at the annual meeting at which the director is first elected to the Board and non-qualified stock options to purchase 7,000 shares of J.D. Edwards common stock each successive year they remain a director. These shares vest 25% on the first anniversary date of the grant and 1/48th each month thereafter. The exercise price for all options granted to non-employee directors is equal to the market price of the common stock on the date of grant. Non-employee directors are also eligible to receive discretionary grants under J.D. Edwards' 1997 Equity Incentive Plan. No discretionary grants were made during fiscal 1998.

       BENEFICIAL OWNERS AND MANAGEMENT'S OWNERSHIP OF J.D. EDWARDS STOCK

     The following table shows, as of January 25, 1999, how much J.D. Edwards common stock is owned by (1) each person or entity known to beneficially own more than 5% of the outstanding shares; (2) each of the officers named in the Summary Compensation Table; (3) each director; and (4) all directors and executive officers as a group. Each stockholder listed can be reached at J.D. Edwards' principal offices.

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF
                                                                   OPTIONS        SHARES OF
                                                SHARES           EXERCISABLE      ESOP STOCK        PERCENT
                                             BENEFICIALLY          WITHIN        BENEFICIALLY     BENEFICIALLY
                   NAME                        OWNED(1)          60 DAYS(2)         OWNED            OWNED
---------------------------------------------------------------------------------------------------------------
 Richard E. Allen                                367,620(3)         398,931         42,590               *
---------------------------------------------------------------------------------------------------------------
 Paul C. Covelo                                  189,090            533,278         65,049               *
---------------------------------------------------------------------------------------------------------------
 David E. Girard                                   1,086            286,173          6,995               *
---------------------------------------------------------------------------------------------------------------
 Gerald Harrison                                  11,540             15,895                              *
---------------------------------------------------------------------------------------------------------------
 Delwin D. Hock                                   15,240             15,895                              *
---------------------------------------------------------------------------------------------------------------
 Harry T. Lewis, Jr.                              16,240             35,495                              *
---------------------------------------------------------------------------------------------------------------
 Michael J. Maples                                15,240             15,895                              *
---------------------------------------------------------------------------------------------------------------
 Douglas S. Massingill                           155,680            473,752         18,933               *
---------------------------------------------------------------------------------------------------------------
 C. Edward McVaney                            32,781,862(4)                         66,591            31.7
---------------------------------------------------------------------------------------------------------------
 Trygve E. Myhren                                 16,240             15,895                              *
---------------------------------------------------------------------------------------------------------------
 Robert C. Newman                              9,356,330(5)                         60,562             9.1
---------------------------------------------------------------------------------------------------------------
 Daniel B. Snyder                                175,046            332,138          9,718               *
---------------------------------------------------------------------------------------------------------------
 Jack L. Thompson                             10,324,520(6)                                           10.0
---------------------------------------------------------------------------------------------------------------
 J.D. Edwards & Company ESOP                   8,005,451(7)                                            7.7
---------------------------------------------------------------------------------------------------------------
 All directors and executive officers as a
  group (16 persons including those named
  above)                                      53,635,819          2,478,470        296,517            53.2
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------

  * Less than 1% of the Company's common stock

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of January 25, 1999 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2) The amounts shown in this column represent shares of J.D. Edwards common stock that such person has the right to acquire as a result of the exercise of stock options within 60 days after January 25, 1999.

(3) Includes 138,590 shares held by the Allen Family Trust, 25,910 shares held by the Allen Family Charitable Lead Trust and 14,000 shares held of record by Mr. Allen's children. Excludes 8,005,451 shares owned by the ESOP. Mr. Allen is a co-trustee of the ESOP, and shares voting and dispositive power of the shares owned by the ESOP, but has no pecuniary interest therein.

(4) Includes 6,971,620 shares held by the C. Edward McVaney Trust, 11,734,370 shares held by the C. Edward McVaney G.R.A.T., 2,341,502 shares held of record by Mr. McVaney's wife in the Carole Louise McVaney Trust, and 11,734,370 held of record by the Carole L. McVaney G.R.A.T. Pursuant to the Amended and Restated Stockholders Agreement, Mr. McVaney must vote his shares in accordance with the provisions of such agreement. See "Certain Relationships and Related Transactions."

(5) Includes 5,365,000 shares held by Newkop Investments L.L.P., a company affiliated with Mr. Newman. Pursuant to the Amended and Restated Stockholders Agreement, Mr. Newman must vote his shares in accordance with the provisions of such agreement. See "Certain Relationships and Related Transactions."

(6) Includes 3,500,000 shares held by JVB Properties L.L.P., a company owned by Mr. Thompson and his wife, and excludes 8,005,451 shares owned by the ESOP. Mr. Thompson is a co-trustee of the ESOP, and shares voting and dispositive power of the shares owned by the ESOP, but has no pecuniary interest therein. Pursuant to the Amended and Restated Stockholders Agreement, Mr. Thompson must vote his shares in accordance with the provisions of such agreement. See "Certain Relationships and Related Transactions."

(7) Excludes shares owned by the trustees of the ESOP.

                         EXECUTIVE COMPENSATION REPORT

     The Compensation Committee (the "Committee") of the Board has responsibility to review and report to the Board on compensation and personnel policies, programs and plans, including management development and succession plans, employee compensation and benefits, and administration of stock plans. The purpose of this report is to summarize the philosophical principles, specific program objectives, and other factors considered by the Committee in reaching its determinations regarding executive compensation.

COMPENSATION PHILOSOPHY AND GOALS

     The Company's executive compensation program, which consists of a combination of base salary, cash bonuses and stock options, is designed in large part to align executive incentives with the Company's strategic goals. The Company's compensation goals are to:

        - Ensure that there is a link between executive compensation and long-term stockholder value;

        - Ensure that the compensation program motivates, retains and attracts executives of outstanding abilities;

        - Ensure that current cash and equity incentives are competitive with those of comparable companies;

        - Ensure that there is a link between executive compensation and customer satisfaction;

        - Ensure that executives contribute to the Company's long term success; and

        - Reward executives for achieving the Company's financial goals.

ELEMENTS OF COMPENSATION

     Compensation for officers and employees of the Company includes both cash and equity elements. Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the officer or employee. In addition, cash bonuses may be awarded to officers and employees. The Committee believes that the salaries of its officers are comparable to those paid by other software companies. Compensation of sales and services personnel also includes sales commissions that are tied to quarterly and yearly revenue targets.

     Ownership of the Company's common stock is a key element of executive compensation. Officers and other employees of the Company are eligible to receive grants under the 1997 Equity Incentive Plan. This plan permits the Board of Directors or the Committee to grant stock options to officers and employees on such terms as the Board or the Committee may determine. In determining the size of a stock option grant to an officer or employee, the Committee takes into account the level, experience and responsibility of the officer or employee and their potential future contribution. Additional options may be granted to current employees to reward performance or to provide additional equity incentives. Options granted have a term of 8 years and vest 25% at the end of the first year and 1/48th each month thereafter, thus requiring the employee's continuing services to the Company.

     The Company's 1997 Employee Stock Purchase Plans for U.S. and Non-U.S. employees permit employees to acquire common stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of employees with the long-term interests of stockholders.

     During fiscal 1998, the Company merged the J.D. Edwards & Company Employee Stock Ownership Plan into the J.D. Edwards & Company 401(k) Plan to form the J.D. Edwards & Company Retirement Savings Plan (the "Plan"). The Company maintains the Plan to provide retirement benefits to its employees. The 401(k) portion of the Plan provides benefits through tax deferred salary deductions for its U.S. employees who meet certain eligibility requirements. The Company generally matches 50% of an employee's eligible contributions up to a maximum match of 3% of eligible compensation. Such match is discretionary.

     The discretionary contribution portion of the Plan is designed to invest primarily in the Company's common stock for the benefit of the Company's U.S. employees. Company contributions are determined by the Board of Directors, are discretionary, and, if made, may be in the form of cash or the Company's common stock. The Company may continue to make contributions of Company common stock or cash to the discretionary contribution portion of the Plan.

EXECUTIVE COMPENSATION

     Executive compensation for fiscal 1998 included base salary, cash bonuses and option grants, plus, in the case of sales executives, commissions. Bonus awards for executive officers were based on the following measures of the Company's performance:

        - customer satisfaction

        - achievement of corporate profit

        - achievement of license fee growth

Executive officers, like other employees, were eligible for option grants under the 1997 Equity Incentive Plan. Options to purchase a total of 4,648,590 shares were granted to employees in fiscal 1998.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 1998

     C. Edward McVaney co-founded the Company in March 1977 and is currently Chairman of the Board. Mr. McVaney served as President and Chief Executive Officer through October 1998. During fiscal 1998, Mr. McVaney earned a base salary of $120,000 and cash incentives of $20,227. Cash incentives approximated 17% of his base salary and were based on attaining the goals described above. Mr. McVaney received no option grants during fiscal 1998.

                                            Michael J. Maples
                                            Trygve E. Myhren

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed to review and report to the Board on compensation and personnel policies, programs and plans, including management development and succession plans, employee compensation and benefits, and administration of stock plans. The Committee is currently composed of Mr. Myhren and Mr. Maples. No interlocking relationship exists between any member of the Company's Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers who served in such capacities during fiscal 1998 (the "Named Executive Officers") for services rendered to J.D. Edwards during the last three fiscal years.

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                               ANNUAL COMPENSATION      SECURITIES
                                                                 BASE                   UNDERLYING
            NAME AND PRINCIPAL POSITION                YEAR     SALARY      BONUS        OPTIONS
----------------------------------------------------------------------------------------------------
 C. Edward McVaney                                     1998     120,000     20,227            --
   Chairman(1)                                         1997     300,000     69,300            --
                                                       1996     300,000    404,500            --
----------------------------------------------------------------------------------------------------
 Douglas S. Massingill                                 1998     328,125    133,088            --
   President and Chief Executive Officer(2)            1997     277,875    276,209        42,000
                                                       1996     253,333    206,764       112,000
----------------------------------------------------------------------------------------------------
 David E. Girard                                       1998     236,708    118,562        33,000
   Executive Vice President and                        1997     190,042    263,587        42,000
   Chief Operating Officer(3)                          1996     179,500    171,500       112,000
----------------------------------------------------------------------------------------------------
 Paul E. Covelo                                        1998     226,416     91,835        10,000
   Senior Vice President                               1997     215,859    180,306        28,000
                                                       1996     204,700    170,035       112,000
----------------------------------------------------------------------------------------------------
 Daniel B. Snyder                                      1998     236,708    120,012        10,000
   Senior Vice President                               1997     172,792    342,262        42,000
                                                       1996     162,366    203,500       112,000
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

---------------

(1) Formerly President and CEO through 10/98

(2) Formerly Executive Vice President and COO through 10/98

(3) Formerly Senior Vice President through 10/98

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the 1998 fiscal year.

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES
                                                                                         OF STOCK PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                              FOR OPTION TERM(4)
                        NUMBER OF        PERCENT OF
                        SECURITIES     TOTAL OPTIONS
                        UNDERLYING       GRANTED TO
                         OPTIONS        EMPLOYEES IN      EXERCISE PRICE    EXPIRATION
        NAME            GRANTED(1)     FISCAL YEAR(2)       PER SHARE        DATE(3)         5%             10%
--------------------------------------------------------------------------------------------------------------------
 C. Edward McVaney            --              --                  --               --           --              --
--------------------------------------------------------------------------------------------------------------------
 Douglas S.
  Massingill                  --              --                  --               --           --              --
--------------------------------------------------------------------------------------------------------------------
 David E. Girard          33,000            0.72%             $38.75         04/09/06     $610,546      $1,462,364
--------------------------------------------------------------------------------------------------------------------
 Paul E. Covelo           10,000            0.22               38.75         04/09/06      185,014         443,141
--------------------------------------------------------------------------------------------------------------------
 Daniel B. Snyder         10,000            0.22               38.75         04/09/06      185,014         443,141
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

---------------

(1) The options in this table are nonqualified stock options granted under the J.D. Edwards 1997 Equity Incentive Plan and have exercise prices equal to the fair market value of the Company's common stock on the date of grant. All such options have 8-year terms and vest 25% on the first anniversary date of the grant and 1/48th each month thereafter.

(2) The Company granted options to purchase 4,648,950 shares of common stock to employees in fiscal 1998.

(3) The options in this table may terminate before their expiration as a result of the termination of optionee's status as an employee or upon the optionee's disability or death.

(4) Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or "option spread" that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options' eight-year term at assumed annual rates of 5% and 10%. The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. There can be no assurance that the actual stock price appreciation over the 8-year option term will be at the assumed 5% and 10% annual rates of compounded stock appreciation or at any other defined rate.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth, as to the Named Executive Officers, certain stock option information concerning the number of shares subject to both exercisable and unexercisable stock options and the value of such options as of October 31, 1998.

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                          SHARES                         UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                         ACQUIRED         VALUE        OPTIONS AT FISCAL YEAR END         AT FISCAL YEAR END ($)(1)
        NAME            ON EXERCISE     REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
 C. Edward McVaney             --               --           --               --                 --              --
----------------------------------------------------------------------------------------------------------------------
 Douglas S.
  Massingill              407,598      $12,569,311      340,352          266,000        $ 9,968,849      $7,464,445
----------------------------------------------------------------------------------------------------------------------
 David E. Girard          128,227        4,247,126      242,773          229,000          7,038,138       5,362,590
----------------------------------------------------------------------------------------------------------------------
 Paul E. Covelo           427,172       11,982,580      402,678          264,800         11,862,358       7,217,644
----------------------------------------------------------------------------------------------------------------------
 Daniel B. Snyder         413,362       13,606,170      190,738          234,000          5,475,709       6,203,332
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

---------------

(1) Based on the fair market value of the Company's common stock at fiscal year end less the exercise price payable for such shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 1993, Messrs. McVaney, Thompson and Newman (the "Founders") and the Company entered into a Shareholder Agreement, which was subsequently amended in January 1996 (the "Old Shareholder Agreement"). The Old Shareholder Agreement sets forth, among other things, certain voting covenants and transfer restrictions on the shares beneficially owned by the Founders. In August 1997, the Founders and the Company amended and restated the Old Shareholder Agreement (the "Amended and Restated Stockholders Agreement"), effective in September 1997. The Amended and Restated Stockholders Agreement provides that Messrs. Newman and Thompson must cast their votes in the same proportion as the votes cast by Mr. McVaney with respect to certain significant corporate issues, such as amending the Company's Certificate of Incorporation or any merger, share exchange, sale or dissolution of the Company. In addition, each Founder must vote for the election of each of the other Founders to the Company's Board of Directors or a designee appointed by such other Founder. Effective in January 1999 the Amended and Restated Stockholders Agreement was terminated.

     The Company believes that each of the transactions involving the Company described above were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and any director or executive officer will be subject to approval by a majority of the disinterested members of the Board.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the common stock of the Company to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of J.D. Edwards. Except as described below, based solely upon a review of reports submitted, and representations made to J.D. Edwards, we believe that during fiscal 1998, our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements, except for Messrs. Allen, Covelo, Maples, Snyder and Ms. Saxton who each filed one late report.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on J.D. Edwards' common stock with the cumulative total return of the S&P 500 Index and the Morgan Stanley Technology Index. The graph assumes that $100 was invested on September 23, 1997 (the day of the Company's initial public offering) in J.D. Edwards' common stock, the S&P 500 Index and the Morgan Stanley Technology Index, including reinvestment of dividends. No dividends have been declared or paid on common stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

  Measurement Period
(Fiscal Year Covered)                   JD Edwards         S&P 500          MS Hi-Tech
---------------------                   ----------         --------         ----------
      31-Oct-97                           97.1862           96.8385           86.4977
      30-Jan-98                           94.4172          103.7905           88.9796
      30-Apr-98                          101.8312          117.7103          109.8137
      31-Jul-98                          106.8334          118.6547          113.2803
      30-Oct-98                           93.6132          116.3254          119.3218
      19-Jan-99                           66.8155          131.6343          183.8925

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than what has been described above. If any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                            THE BOARD OF DIRECTORS

Denver, Colorado
February 8, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             J.D. EDWARDS & COMPANY
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MARCH 24, 1999

     The undersigned stockholder of J.D. Edwards & Company, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated February 8, 1999 and hereby appoints Richard G. Snow, Jr. and Stacey L. Bowers, or either of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of J.D. Edwards & Company to be held Wednesday, March 24, 1999 at 10:00 a.m., local time, at J.D. Edwards & Company's World Headquarters at One Technology Way, Denver, Colorado and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on January 25, 1999 as hereinafter specified upon the proposals listed on the reverse side.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS ON THE REVERSE SIDE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THESE PROPOSALS.


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                             J.D. EDWARDS & COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]




 MARK HERE FOR ADDRESS
 CHANGE AND NOTE AT LEFT    [ ]

1. Election of Class II Directors
   NOMINEES: RICHARD E. ALLEN, HARRY T. LEWIS, JR.,
   ROBERT C. NEWMAN

               WITHHOLD
               AUTHORITY
FOR all         to vote           FOR all nominees, except
nominees    for all nominees      vote withheld for those named below:

  [ ]            [ ]                         [ ]

                                     --------------------
                                     NOMINEE EXCEPTIONS

2. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING OCTOBER 31, 1999.

FOR                        AGAINST                     ABSTAIN
[ ]                          [ ]                          [ ]




Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.


--------------------------------------------------------------------------------
Signature                                                          Date

--------------------------------------------------------------------------------
Signature                                                          Date

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.